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Exhibit 10.8

[PLAINS MARKETING, L.P. LETTERHEAD]

Crude Oil Purchase Contract

CONTRACT NO. 4765-1001	June 1, 2002

This contract by and between Presco Western, LLC ("Presco"), with an address of 1775 Sherman Street, Suite 2950, Denver, CO 80203 and Plains Marketing, L.P., ("PMLP"), covering the sale and delivery by Presco and the purchase and receipt by PMLP of the hereinafter specified oil is entered into in accordance with the following team and conditions:

1.	TERM:	The primary term shall be a period of one (1) month from June l, 2002 to July 1, 2002.

The term shall be automatically extended fora Secondary Term month to month thereafter unless notice of non-renewal is given by either party hereto upon not less than thirty (30) days advance written notice to the other party.
2.	QUANTITY
AND
	CRUDE TYPE:	Kansas Sweet Crude Oil.
3.	QUANTITY:	An amount equal to deliveries.
4.	DELIVERY:	Shall be made at the well tankage into PMLP's designated transportation facilities.
5.	PRICE:
For the crude oil sold and delivered hereunder, PMLP agrees to pay a price per barrel equal to PMLP's Kansas Common Crude Oil Posting, deemed 40.0° API gravity. For pricing purposes, deliveries will be calculated on equal daily quantities.
6.	PAYMENT:	Payment shall be made by check on or about the twentieth (20th) day of the month following the month of delivery

PMLP's General Provisions dated February 01, 2001 are incorporated herein by reference and made a part hereof. To the extent of any conflict between the provisions herein and the General Provisions, the provisions herein shall govern.

If Division Orders have been issued to Presco by PMLP and executed by Presco covering the wells on Exhibit "A", the Division Orders are incorporated herein and made a part hereof. The provisions of this Agreement, including but not limited to those relating to term, rights of termination, price and otherwise, shall be applicable and govern, notwithstanding any provision in the Division Orders to the contrary.

All invoices and notices given pursuant to this agreement shall be in writing, telex or faxed and shall be deemed delivered when received by the other party at the address specified below:

Notices and all other correspondence to PMLP shall be mailed or faxed as follows:

        Plains Marketing, L.P.
        P. O. Box 330
        Abilene, TX 79604
        Phone: (915) 692-7786
        Fax: (915) 692-4692

Invoices shall be mailed or faxed to PMLP as follows:

        Plains Marketing, LP.
        333 Clay Street Suite 1600
        Houston, Texas 77002
        Phone: (713) 846-4100
        Fax: (713) 646-4114

Notices and all other correspondence to Presto shall be mailed or faxed as follows:

        Presco Western, LLC
        1775 Sherman Street
        Suite 2950
        Denver, CO 80203
        Phone:(303) 864-1881

BUYER		SELLER
Plains Marketing, LP.		Presco Western, LLC
By Plains Marketing GP Inc. its General Partner
Agreed to and accepted this 2 day of August, 2002.		Agreed to and accepted this 21st day of August, 2002.
By:	/s/ KENT FINLEY	By:	/s/ RICHARD J. GRAY
Name:	Kent Finley	Name:	Richard J. Gray
Title:	Director, Oklahoma Kansas Region and Attorney in Fact	Title:	President

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  Exhibit 10.8
Crude Oil Purchase Contract